POWER OF ATTORNEY


	KNOW ALL MEN BY THESE PRESENTS, that the undersigned, in his capacity as a director of REX American Resources Corporation, a Delaware corporation (the "Company"), hereby constitutes and appoints Edward M. Kress, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities: (i) to sign all of the Company's Forms 3, 4 and 5 and other forms and reports required under Section 16(a) of the Securities Exchange
 Act of 1934 (the "Act") and the rules thereunder; (ii) to file such forms and reports with the Securities and Exchange Commission and any stock exchange or similar authority; and (iii) to take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	The undersigned hereby grants such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact or his substitute(s) shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Act.

     	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 or other forms or reports under Section 16(a) of the Act with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

     	IN WITNESS WHEREOF, the undersigned has executed this instrument on this 25th day of June, 2014.

 					/s/ J. Dennis Hastert__
					J. Dennis Hastert

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